Solo Brands Announces First Quarter Fiscal 2022 Results
Reaffirms 2022 Guidance

GRAPEVINE, Texas: Solo Brands, Inc. (NYSE: DTC) (“Solo Brands” or “the Company”), a direct-to-consumer platform for rapidly growing lifestyle brands, today announced its financial results for the three month period ended March 31, 2022.

First Quarter 2022 Highlights Compared to First Quarter 20211
•Net sales of $82.2 million, up $13.1 million or 19.0%
•Net loss of $3.2 million, down $25.5 million
•EPS - basic and diluted of $(0.03) for the first quarter of 2022
•Adjusted net income2 of $11.1 million, down $15.7 million, or 58.7%
•Adjusted EBITDA2 of $14.0 million, down $14.6 million, or 51.1%
•Adjusted EPS2 of $0.19 for the first quarter of 2022

“Despite a challenging macro environment and difficult year ago comparisons, we generated a 19% increase in sales during the first quarter, including the effect of acquisitions. We were pleased with the strong momentum in our wholesale channel and are leaning into this demand,” said John Merris, CEO of Solo Brands. “Looking ahead, we are excited about the continued opportunity for organic growth and strong pipeline of innovative products we plan to roll out in the second half of the year.”

Operating Results for the Three Months Ended March 31, 20221

Net sales increased 19.0% to $82.2 million, compared to $69.1 million in the first quarter of 2021. The increase was driven by the acquisitions and strong wholesale results as the direct-to-consumer channel completed its most difficult comparisons for the year. These increases were partially offset by year on year changes in deferred revenue. The first quarter of 2021 reflected an increase in revenue recognized related to an inflated deferred revenue balance at the end of 2020 due to supply chain disruptions.
•Direct-to-consumer revenues decreased 3.3% to $60.2 million compared to $62.3 million in the first quarter of 2021.
•Wholesale revenues increased 223.6% to $22.0 million compared to $6.8 million in the first quarter of 2021.

Gross profit increased 5.1% to $48.9 million, compared to $46.5 million in the first quarter of 2021. Adjusted gross profit2 increased 16.6% to $55.0 million compared to $47.1 million in the same period of the prior year, reflecting the impact of purchase accounting adjustments related to the transactions. Gross margin decreased 7.9% to 59.4%. Adjusted gross margin2 decreased to 66.9% compared to 68.2% in the same period in 2021 due to increased freight rates and higher logistics costs.

Selling, general and administrative (SG&A) expenses increased to $45.6 million, compared to $18.7 million in the first quarter of 2021. $12.4 million of the increase was due to the acquisitions. Additionally, SG&A increased by $6.7 million in employee costs as a result of equity-based compensation and increased headcount and a $3.4 million increase in advertising and marketing spend. The remaining increase in SG&A was primarily related to smaller increases including the following: professional services primarily as a result of the audit of the 2021 Form 10-K, rent as a result of a new global headquarters facility, insurance as a result of becoming a public company, and seller fees.

Depreciation and amortization expenses increased to $5.9 million compared to $3.6 million in the first quarter of 2021. The increase was primarily due to an increase in amortization expense of $1.6 million to $5.3 million driven by increases in definite-lived intangible assets as a result of the acquisitions.

Loss per Class A common stock basic and diluted is $(0.03). A comparison to the same period last year is not meaningful or comparable due to the reorganization transactions which occurred in 2021. Refer to the footnote in the unaudited consolidated statements of operations for more information.

Adjusted EPS2 Our weighted average basic and diluted shares were 63,400,772. Our adjusted EPS for the first quarter of 2022 was $0.19.

Balance Sheet

Cash and cash equivalents at the end of the first quarter totaled $15.9 million, compared to $25.1 million at December 31, 2021.

Outstanding borrowings were $52.5 million under the Revolving Credit Facility, and $98.8 million under the Term Loan Agreement as of March 31, 2022. The borrowing capacity on the Revolving Credit Facility was $350 million as of March 31, 2022, leaving $297.5 million of availability.

Inventory at the end of the first quarter was $126.5 million, compared to $102.3 million at December 31, 2021. We are pleased with the level and quality of our inventory as we move into our historical second largest selling season of the year in the second quarter. In addition, in light of global pressures on supply chain, including rising freight costs, our increase in inventory reflects a strong inventory position across brands that we are confident is sufficient to meet demand and position us to deliver on our goal of amazing customer experiences.

Guidance

Our guidance reflects our best estimate of the business as we see it today. Accordingly, we reaffirm our guidance for the year as follows:

Guidance for Full Fiscal Year 2022

Total revenue is expected to be between $540 million to $570 million.

Adjusted EBITDA* is expected to be between $121 million to $132 million.

The Company’s full fiscal year 2022 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

* The Company has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, equity-based compensation with respect to future grants and forfeitures, which could materially affect the computation of forward-looking GAAP net income, and are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

1 The operating results in the three month period ended March 31, 2022 include the activity of Oru, ISLE, and Chubbies post-acquisition. The operating results of these acquisitions were not included in our financial results in the three month period ended March 31, 2021.

2 This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

Conference Call Details

A conference call to discuss the Company's first quarter results is scheduled for May 12, 2022, at 8:30 a.m. ET. To participate, please dial 844-200-6205 or +1 929-526-1599 for international callers, conference ID 147929. The conference call will also be webcast live at https://investors.solobrands.com. A recording will be available shortly after the conclusion of the call. To access the replay, please dial 866-813-9403 or +44 204-525-0658 for international callers, conference ID 832858. A replay of the webcast will also be available approximately two hours after the conclusion of the call on the Company's website at https://investors.solobrands.com where it will remain available for one year.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, develops and produces ingenious lifestyle products that help customers create lasting memories. Through a disruptive and scaled direct-to-consumer platform, Solo Brands offers innovative products directly to consumers primarily online through four lifestyle brands – Solo Stove firepits, stoves, and accessories, Chubbies premium casual apparel and activewear, Oru Kayak, origami folding kayaks that can be assembled in minutes, and ISLE paddleboards, maker of inflatable paddle boards. Solo Brands is a direct-to-consumer platform that offers innovative products directly to consumers primarily through its owned websites.

Contact

Bruce Williams
Investors@solobrands.com
332-242-4303

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our anticipated GAAP and non-GAAP guidance for the fiscal year ending December 31, 2022. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; the highly competitive market in which we operate; business interruptions resulting from geopolitical actions, natural disasters, or impacts of the COVID-19 pandemic; risks associated with our international operations; and problems with, or loss of, our suppliers or an inability to obtain raw materials; and the ability of our stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on Solo Brands’ Website and Social Media Profiles

Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.

Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/

SOLO BRANDS, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended
(In thousands, except per unit data)	March 31, 2022	March 31, 2021
Net sales	$82,203	$69,071
Cost of goods sold	33,350	22,607
Gross profit	48,853	46,464
Operating expenses
Selling, general & administrative expenses	45,644	18,734
Depreciation and amortization expenses	5,935	3,593
Other operating expenses	500	122
Total operating expenses	52,079	22,449
Income (loss) from operations	(3,226)	24,015
Non-operating expenses
Interest expense	796	1,730
Other non-operating expenses	91	7
Total non-operating expenses	887	1,737
Income (loss) before income taxes	(4,113)	22,278
Income tax expense (benefit)	(878)	44
Net income (loss)	(3,235)	22,234
Less: net income (loss) attributable to noncontrolling interest	(1,200)	—
Net income (loss) attributable to Solo Brands, Inc.	$(2,035)	$22,234

Other comprehensive income (loss)
Foreign currency translation, net of tax	$24	$—
Comprehensive income (loss)	(3,211)	22,234
Less: comprehensive income (loss) attributable to noncontrolling interests	8	—
Comprehensive income (loss) attributable to Solo Brands, Inc.	$(3,203)	$22,234

Net income (loss) per unit
Basic	$(0.03)	*
Diluted	$(0.03)	*

Weighted-average units outstanding
Basic	63,401	*
Diluted	63,401	*
*    The Company analyzed the calculation of earnings per unit for the periods prior to the reorganization transactions and determined that it resulted in values that would not be meaningful to the users of these unaudited consolidated financial statements. Therefore, earnings per unit information has not been presented for the three month period ended March 31, 2021.

SOLO BRANDS, INC.
Consolidated Balance Sheets
(Unaudited)

(In thousands)	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$15,863	$25,101
Accounts receivable, net	25,866	21,513
Inventory	126,518	102,335
Prepaid expenses and other current assets	12,179	9,889
Total current assets	180,426	158,838
Non-current assets
Property and equipment, net	11,327	10,603
Intangible assets, net	252,334	257,234
Goodwill	410,559	410,559
Other non-current assets	27,577	506
Total non-current assets	701,797	678,902
Total assets	$882,223	$837,740

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$13,289	$11,774
Accrued expenses and other current liabilities	31,778	28,150
Deferred revenue	3,716	3,524
Current portion of long-term debt	3,750	3,125
Total current liabilities	52,533	46,573
Non-current liabilities
Long-term debt, net	143,988	125,023
Deferred tax liability	91,244	91,244
Other non-current liabilities	23,351	729
Total non-current liabilities	258,583	216,996

Commitments and contingencies (Note 12)

Shareholders’ equity
Class A common stock, par value $0.001 per share; 475,000,000 shares authorized; 63,400,772 and 63,397,635 shares issued and outstanding	63	63
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized; 31,269,421 and 31,178,815 shares issued and outstanding	31	31
Additional paid-in capital	353,008	350,088
Accumulated other comprehensive income	22	6
Retained earnings	8,656	10,691
Shareholders’ equity	361,780	360,879
Shareholders’ equity attributable to non-controlling interests	209,327	213,292
Total shareholders’ equity	571,107	574,171
Total liabilities and shareholders’ equity	$882,223	$837,740

SOLO BRANDS, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2022	March 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(3,235)	$22,234
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by (used in) operating activities
Amortization of intangible assets	5,258	3,533
Equity-based compensation	4,437	229
Operating lease right-of-use assets expense	1,321	—
Depreciation	677	60
Amortization of debt issuance costs	215	90
Bad debt expense	35	21
Changes in assets and liabilities
Accounts receivable	(4,422)	(2,957)
Inventory	(24,266)	(2,618)
Prepaid expenses and other current assets	(2,350)	(684)
Accounts payable	2,094	176
Accrued expenses and other current liabilities	110	(8,943)
Deferred revenue	192	(17,069)
Other non-current assets and liabilities	(5,577)	122
Net cash provided by (used in) operating activities	(25,511)	(5,806)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,696)	(684)
Acquisitions, net of cash acquired	(774)	—
Net cash provided by (used in) investing activities	(2,470)	(684)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	20,000	—
Repayments of long-term debt	(625)	(113)
Distributions to non-controlling interests	(628)	—
Net cash provided by (used in) financing activities	18,747	(113)
Effect of exchange rate changes on cash	(4)	—
Net change in cash and cash equivalents	(9,238)	(6,603)
Cash and cash equivalents balance, beginning of period	25,101	32,753
Cash and cash equivalents balance, end of period	$15,863	$26,150
SUPPLEMENTAL DISCLOSURES:
Cash interest paid	$1,233	$916
Cash income taxes paid	$3	$—

Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted gross profit, adjusted gross profit margin, and adjusted EPS non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.
None of these non-GAAP measures is a measurement of financial performance under GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with GAAP and are not indicative of net income (loss) from continuing operations as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Some of these limitations are as follows:
These non-GAAP measures exclude certain tax payments that may require a reduction in cash available to us; do not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software developmental costs) or contractual commitments; do not reflect changes in, or cash requirements for, our working capital needs; do not reflect the cash requirements necessary to service interest or principal payments on our debt; exclude certain purchase accounting adjustments related to acquisitions; and exclude equity-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

In addition, other companies may define and calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures.

Adjusted Gross Profit and Adjusted Gross Profit Margin
We calculate adjusted gross profit as gross profit excluding the fair value write-up of inventory as a result of the change in control transaction in 2020 and the Oru, ISLE, and Chubbies acquisitions. We calculate adjusted gross profit margin as adjusted gross profit divided by net sales.
Adjusted Net Income
We calculate adjusted net income as net income (loss) excluding inventory fair value write-up, amortization of intangible assets, incentive unit and equity-based compensation expense, acquisition related costs, business optimization expenses, one-time transaction costs, business expansion expenses, management transition costs, and the tax impact of these adjusting items.
Adjusted EBITDA and Adjusted EBITDA Margin
We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expenses, adjusted to exclude inventory fair value write-up, incentive unit and equity-based compensation expense, acquisition related costs, business optimization expenses, one-time transaction costs, management transition costs, and business expansion expenses. We calculate adjusted EBITDA margin as adjusted EBITDA divided by net sales.
Adjusted EPS
We calculate adjusted EPS as adjusted net income, as defined above, divided by weighted average diluted shares as calculated under U.S. GAAP.

SOLO BRANDS, INC.
Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited) (In thousands except per share amounts)

The following table reconciles gross profit to adjusted gross profit for the periods presented:

	Three Months Ended March 31,
(dollars in thousands)	2022	2021
Gross profit	$48,853	$46,464
Inventory fair value write-up(1)	6,105	659
Adjusted gross profit	$54,958	$47,123
Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	66.9%	68.2%
(1) Represents the fair market value write-up of inventory accounted for under ASC 805 related to the acquisitions.

The following tables reconcile the non-GAAP financial measures to their most comparable GAAP measure for the periods presented:

	Three Months Ended March 31,
(dollars in thousands)	2022	2021
Net income (loss)	$(3,235)	$22,234
Inventory fair value write-up(1)	6,105	659
Amortization expense	5,258	3,533
Equity based compensation expense(2)	4,437	229
Acquisition related costs(3)	421	42
Transaction costs(4)	126	28
Management transition costs(5)	123	—
Business optimization expense(6)	83	—
Business expansion expense(7)	75	52
Tax impact of adjusting items(8)	(2,339)	—
Adjusted net income (loss)	$11,054	$26,777
Adjusted EPS	$0.19	*

(amounts per share)
Loss per Class A common stock - diluted (GAAP)	$(0.03)	*
Inventory fair value write-up(1)	0.10	*
Amortization expense	0.08	*
Equity based compensation expense(2)	0.07	*
Acquisition related costs(3)	0.01	*
Transaction costs(4)	—	*
Management transition costs(5)	—	*
Business optimization expense(6)	—	*
Business expansion expense(7)	—	*
Tax impact of adjusting items(8)	(0.04)	*
Adjusted EPS(9)	$0.19	*

Weighted-average Class A common stock outstanding - diluted	63,401	*

Net income (loss)	$(3,235)	$22,234
Interest expense	796	1,730
Income tax expense	(878)	44
Depreciation and amortization expense	5,935	3,593
Inventory fair value write-up(1)	6,105	659
Equity based compensation expense(2)	4,437	229
Acquisition related costs(3)	421	42
Transaction costs(4)	126	28
Management transition costs(5)	123	—
Business optimization expense(6)	83	—
Business expansion expense(7)	75	52
Adjusted EBITDA	$13,988	$28,611
Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	17.0%	41.4%
*    The Company analyzed the calculation of earnings per unit for the periods prior to the 2021 reorganization transactions and determined that it resulted in values that would not be meaningful to the users of these consolidated financial statements. Therefore, earnings per unit information has not been presented for the period ended March 31, 2021.
(1) Represents the fair market value write-up of inventory accounted for under ASC 805 related to the acquisitions and the 2020 change in control transaction.
(2) Represents employee compensation expense associated with equity-based awards. This includes expense associated with the incentive unit awards as well as awards issued on and subsequent to the IPO including options and restricted stock units.
(3) Represents expenses that we do not believe are reflective of our ongoing operations, primarily warehouse and employee transition costs associated with the acquisitions.
(4) Represents transaction costs primarily related to professional service fees incurred in connection with the IPO.
(5) Represents costs primarily related to recruiting senior level management including a new CFO.
(6) Represents various start-up and transition costs, including warehouse optimization charges associated with new global headquarters infrastructure with new and expanded distribution facilities in Texas, Pennsylvania, and the Netherlands.
(7) Represents costs for expansion into new international and domestic markets.
(8) Represents the tax impact of adjustments calculated at the federal statutory rate of 21% less the portion of the tax impact of the adjustments attributable to noncontrolling interests. We calculated the tax impact of the adjusting items in the three month period ended March 31, 2022, as we were a limited liability company. We were not subject to corporate income taxes in the three month period ended March 31, 2021.
(9) Adjusted Earnings Per Share (“Adjusted EPS”) is calculated independently for each component and may not sum to Adjusted EPS due to rounding.